Exhibit 99.1

Imperial provides update on unconventional portfolio

Calgary, Alberta – November 30, 2020 – Following annual review of its company business and strategic plan, Imperial (TSE: IMO, NYSE American: IMO) has re-assessed the long-term development plans of its unconventional portfolio in Alberta, Canada and no longer plans to develop a significant portion of this portfolio. The decision not to develop these assets will result in a non-cash, after-tax charge of approximately $0.9 billion to $1.2 billion in the company’s fourth quarter 2020 results.

These non-core assets are non-producing, undeveloped assets and the company does not expect any material future cash expenditures related to this impairment. Not included in this impairment are the high-value, liquids-rich portion of the company’s unconventional asset portfolio, which the company still plans to develop.

This decision is consistent with Imperial’s strategy of focusing its upstream resources and efforts on its key oil sands assets as well as on only the most attractive portions of its unconventional portfolio. As such, the decision will not impact previously provided production estimates.

For further information:
Investor relations	Media relations
(587) 476-4743	(587) 476-7010

Source: Imperial

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.

Cautionary statement: Statements of future events or conditions in this release, including projections, targets, expectations, estimates, and business plans are forward-looking statements. Forward-looking statements in this release include, but are not limited to, references to no longer developing a significant portion of the unconventional portfolio and associated estimate of the non-cash, after-tax charge; that the company does not expect any material future cash expenditures related to these impairments; plans to develop the high value, liquids-rich portion of the unconventional portfolio; and that the decision will not impact previously provided production estimates.

Forward-looking statements are based on the company’s current expectations, estimates, projections and assumptions at the time the statements are made. Actual future financial and operating results, including expectations and assumptions concerning demand growth and energy source, supply and demand mix; general market conditions; commodity prices; the company’s ability to effectively execute on its project plans and develop unconventional assets; capital and environmental expenditures; accounting and financial reporting effects, including potential impairment charges resulting from changes in current development plan strategy; the adoption and impact of new facilities or technologies on unconventional development; applicable laws and government policies and actions, including climate change and restrictions in response to COVID-19; and progression of COVID-19 and its impacts on Imperial’s ability to operate its assets could differ materially depending on a number of factors. These factors include global, regional or local changes in supply and demand for oil, natural gas, and petroleum products and resulting price, differential and margin impacts; general economic conditions, including the severity, length and ultimate impact of COVID-19 on people and economies; availability and allocation of capital; political or regulatory events, including changes in law or government policy, applicable royalty rates, tax laws, production curtailment and actions in response to COVID-19; the receipt, in a timely manner, of regulatory and third-party approvals; reservoir performance; environmental regulation, including climate change and greenhouse gas regulation and changes to such regulation; environmental risks inherent in oil and gas exploration and production activities; unexpected technological developments; the results of research programs and new technologies, and ability to bring new technologies to commercial scale on a cost-competitive basis; operational hazards and risks; unanticipated technical or operational difficulties; and other factors discussed in Item 1A risk factors and Item 7 management’s discussion and analysis of financial condition and results of operations of Imperial’s most recent annual report on Form 10-K and subsequent interim reports on Form 10-Q.

Forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, some that are similar to other oil and gas companies and some that are unique to Imperial Oil Limited. Imperial’s actual results may differ materially from those expressed or implied by its forward-looking statements and readers are cautioned not to place undue reliance on them. Imperial undertakes no obligation to update any forward-looking statements contained herein, except as required by applicable law.

Source: Imperial

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.